Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of Scorpio Bulkers Inc.

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (Nos. 333-221441, 333-222448, 333-222013 and 333-217445) of Scorpio Bulkers Inc. of our report dated March 20, 2019 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

PricewaterhouseCoopers Audit
PricewaterhouseCoopers is represented by PricewaterhouseCoopers Audit, 63 rue de Villiers - 92200 Neuilly-sur-Seine, France.

March 20, 2019
Marseille, France